UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2026

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, Colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On October 6, 2026, the Board of Directors of Mesa Laboratories, Inc. (“Mesa,” the “Company,” “we,” “us” or “our”) approved a restructuring program (the “Restructuring Program”) designed to focus our Clinical Genomics division on pharmacogenomics, oncology and high-utilization customer accounts and to reduce our operating costs. We began notifying affected employees on October 12, 2026.

The Restructuring Program includes the elimination of approximately 40 positions, primarily in our Clinical Genomics division, with additional reductions in our corporate functions, and the exit of our Hamburg, Germany facility when its lease expires in February 2027. We expect the Restructuring Program to be substantially complete by the end of fiscal year 2027, except for certain international employee exits that are subject to protected notice periods, which we expect to complete in the first half of fiscal year 2028.

We estimate that we will incur total pre-tax charges of approximately $2.6 million to $3.4 million, primarily during the second half of fiscal year 2027. These charges are expected to consist primarily of employee-related costs of approximately $2.3 million to $3.0 million, net of an expected non-cash reversal of approximately $0.3 million of previously recognized stock-based compensation expense, and other exit costs of approximately $0.3 million to $0.4 million. We expect related cash expenditures of approximately $2.9 million to $3.7 million, substantially all of which will occur over the next 12 months.

Estimates of the headcount reductions, timing and charges related to certain international operations remain subject to the completion of applicable local employee consultation processes.

These amounts are preliminary estimates based on information currently available to management. Actual charges and cash expenditures associated with the Restructuring Program may differ from these estimates.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing, costs, charges and cash expenditures of the Restructuring Program. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the timing and outcome of required employee consultation and notice processes in certain jurisdictions and the other risks described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 and our subsequent filings with the Securities and Exchange Commission. We do not undertake any obligation to update any forward-looking statement, except as required by law.

ITEM 7.01	REGULATION FD DISCLOSURE.

On October 13, 2026, we issued a press release announcing the Restructuring Program. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	No. Description
99.1	Press release of Mesa Laboratories, Inc., dated October 13, 2026 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 13, 2026		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ John Sakys
John Sakys
Chief Financial Officer